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EXHIBIT 23.1

Independent Auditors' Consent

To the Board of Directors
Nextel Partners, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-78459, 333-39386, 333-48470 and 333-82440) on Form S-4 and (Nos. 333-34724 and 333-99017) on Form S-8 of Nextel Partners, Inc. of our report dated January 31, 2003, with respect to the consolidated balance sheet of Nextel Partners, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 2002, annual report on Form 10-K of Nextel Partners, Inc.

Our report refers to our audit of the disclosures added to revise the 2001 and 2000 consolidated financial statements to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangibles Assets which was adopted by Nextel Partners, Inc. as of January 1, 2002 as more fully as described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

/s/KPMG LLP
Seattle, Washington
March 25, 2003

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  EXHIBIT 23.1
Independent Auditors' Consent